Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Jefferies Group, Inc. (predecessor of Jefferies Group LLC) (“Jefferies”) of our reports dated January 28, 2013 relating to the consolidated financial statements of Jefferies and the effectiveness of Jefferies’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Jefferies for the year ended November 30, 2012.

Filed on Form S-3 and Form S-3ASR:

Debt securities, warrants, preferred stock, depositary shares and/or common stock:

Registration Statement No. 333-81354

Registration Statement No. 333-107032

Registration Statement No. 333-130325

Registration Statement No. 333-160214

Registration Statement No. 333-181596

Filed on Form S-8:

Registration Statement No. 333-84079 (1999 Incentive Compensation Plan, 1999 Directors’ Stock Compensation Plan, Employee Stock Purchase Plan, Supplemental Stock Purchase Plan)

Registration Statement No. 333-107014 (2003 Incentive Compensation Plan, Amended and Restated 1999 Incentive Compensation Plan, Amended and Restated Deferred Compensation Plan)

Registration Statement No. 33-63418 (Jefferies Group, Inc. Employees’ Profit Sharing Plan)

/s/ Deloitte & Touche LLP

New York, New York

March 1, 2013